                                                                   Exhibit 4.7

                             SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (the "Agreement"), dated as of March __, 1994, is made and entered into between Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and Green Tree Net Securitized Interest Margin Trust, 1994-A, a Delaware business trust (the "Trust"), created pursuant to a Trust Agreement dated as of January 1, 1994 (the "Trust Agreement"), among Finance I, Green Tree Manufactured Housing Net Interest Margin Finance Corp. Ii, a Delaware corporation ("Finance II"), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

          WHEREAS, pursuant to a Fee Assets Assignment made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Finance I, dated as of January 1, 1994 (the "Fee Assets Assignment"), Finance I is the owner of the right to receive certain Guarantee Fees, certain
Excess Servicing Fees and certain GNMA Excess Spread (collectively, the "Fee Assets"). (All terms defined in the Fee Assets Assignment or the Trust Agreement shall have the same meaning in this Agreement.)

          WHEREAS, Finance I has issued to the Trust a limited recourse note dated as of March __, 1994, in the amount of $_____________ (the "Finance I Note").

          WHEREAS, the Finance I Note is payable solely from the Fee Assets, and Finance I wishes to grant to the Trust a security interest in the Fee Assets and to assign certain rights that Finance I holds under the Fee Assets Assignment to secure the full and timely payment under the Finance I Note.

          NOW, THEREFORE, in consideration of the mutual covenants and agree-ments set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Finance I hereby agrees as follows for the benefit of the Trust:


                                  ARTICLE I
                              SECURITY INTEREST

          1.01  Grant of Security Interest.  Finance I hereby grants to the
                --------------------------
Trust a security interest in the collateral described in Section 1.02 (the "Collateral") and the proceeds therefrom to secure payment to the Trust of all of Finance I's liabilities and indebtedness to the Trust under the Finance I Note, whether such liabilities or indebtedness are due or to become due, absolute or contingent, joint or several, now existing or hereafter arising (the "Secured Obligations").

          1.02  Description of Collateral.  The collateral shall consist of (i)
                -------------------------
the Guarantee Fees identified on Appendix I hereto; (ii) the Excess Servicing Fees identified on Appendix II hereto; and (iii) the GNMA Excess Spread (as defined in the Fee Assets Assignment) payable with respect to the GNMA Pools identified on Appendix III hereto, and (iv) Finance I's right to receive
Inside Refinancing Payments and Repurchase Payments under the Fee Assets Assignment.

          1.03  Collections on Fee Assets.  Finance I will instruct the
                -------------------------
Trustee of each Securitized Pool to pay all Guarantee Fees and Excess Servicing Fees directly to the Trust, by a written notification in the form of Exhibit A hereto. Finance I will instruct the Custodian holding the Custodial Account with respect to the GNMA Pools to pay all GNMA Excess Spread to the Trust, by a written notification in the form of Exhibit B hereto.

          1.04  Obligations of Finance I.  During the term of this agreement,
                ------------------------
Finance I will comply with each of the following covenants and commitments:

          (a)  Records and Inspections.  Finance I will keep accurate books,
               -----------------------
records and accounts with respect to the Collateral, and will make the same available to Trust at its request for examination during normal business hours; and

          (b)  Maintenance of Security Interest.  Finance I will at any time
               --------------------------------
or times hereafter execute such financing statements and other instruments and perform such acts as the Trust may request to establish and maintain a valid security interest in the Collateral, and will pay all costs of filing and recording.

          1.05  No Trust Liability on Collateral.  It is understood that the
                --------------------------------
Trust does not in any way assume any of Finance I's obligations under any of the Collateral. Finance I hereby agrees to indemnify the Trust against all liability arising in connection with or on account of any of the Collateral, except for any liabilities arising on account of the Trust's gross negligence or willful misconduct.


                                 ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF FINANCE I

          Finance I hereby represents and warrants to the Trust that:

          2.01  Finance I.  Finance I is a corporation duly organized, validly
                ---------
existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to enter into this Agreement and to perform the obligations required of it hereunder. The execution and performance of this Agreement by Finance I and the consummation of the transactions contemplated hereby, will not violate any provision of law applicable to Finance I, and do not and will not conflict with any of the terms of its Certificate of Incorporation or By-Laws.

The execution and performance of this Agreement will not conflict with any material agreements of Finance I that would result in a material adverse effect on Finance I.

          2.02  Title to the Collateral.  Finance I is the sole owner of the Fee
                -----------------------
Assets pledged as collateral pursuant to Article I of this Agreement, free and clear of all liens and encumbrances.


                                 ARTICLE III
                                   DEFAULT

          3.01  Rights upon an Event of Default.  If the Finance I Note has been
                -------------------------------
declared due and payable following an Event of Default, the Trustee or Certificate Owners beneficially owning at least 25% of the aggregate outstanding principal amount of the Senior Certificates may liquidate all or any portion of the Collateral, or may elect to maintain possession of the Collateral and continue to apply collections from the Collateral as if there had been no declaration of acceleration; provided, however, the Trustee will be prohibited
                             --------  -------
from selling the Collateral following an Event of Default, unless:

     (a) the holders of all the outstanding Senior Certificates consent to such sale; or

     (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Finance I Note at the time of such sale; or

     (c) the Trustee determines that the collections on the Collateral will not be sufficient on an ongoing basis to make all payments of interest on the Finance I Note as such payments become due and to pay the outstanding principal amount of the Finance I Note at maturity, and the Trustee obtains the consent of Certificate Owners beneficially owning 66 2/3% of the aggregate outstanding amount of the Senior Certificates.

          3.02  Distributions.  If the Trustee collects any money or property
                -------------
pursuant to this Article III, the Trustee shall pay out the money or property in the following order:

     (a)  first, all accrued and unpaid interest on the Finance I Note;

     (b)  second, the outstanding principal amount of the Finance I Note; and

     (c)  third, any remaining money or property shall be distributed to Finance
I.

                                 ARTICLE IV
                                MISCELLANEOUS

          4.01  Survival of Representations and Warranties.  Each party hereto
                ------------------------------------------
covenants and agrees that its representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

          4.02  Notices.  All notices and other communications to be given or
                -------
delivered under or by reason of the provisions of this Agreement shall be in writing and delivered or mailed to the parties hereto at the appropriate following address:

          (a)  If to Finance I, to:

               Green Tree Manufactured Housing Net Interest Margin
               Finance Corp. I
               Registered Agent:  The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, Delaware 19801
               Telephone Number:
               Telecopier Number:

          (b)  If to the Trust, to:

               Green Tree Securitized Net Interest Margin Trust, 1994-A In care of Wilmington Trust Company
               Attention:  Corporate Trust Administration
               Rodney Square North
               1100 North Market Square
               Wilmington, DE  19890-0001
               Telephone Number:  (302) 651-8653
               Telecopier Number:  (302) 651-8882

or to such other address as Finance I or the Trust shall have specified to the other in writing.

          4.03  Amendment and Waiver.  This Agreement may be amended or
                --------------------
modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Trust and Finance I, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed or construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

          4.04  Severability.  Whenever possible, each provision of this Agree-
                ------------
ment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          4.05  Entire Agreement.  This Agreement constitutes the entire Agree-
                ----------------
ment between the parties with respect to the subject matter hereof. The invalidity of any provision hereof shall not affect the validity of any other provision.

          4.06  Binding Effect.  This Agreement and all the provisions hereof
                --------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns, any rights, obligations, remedies or liabilities.

          4.07  Headings.  The headings herein are for purposes of reference
                --------
only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          4.08  Governing Law.  The internal law, without regard to conflicts
                -------------
of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          4.09   Limitation of Trustee's Liability.  Notwithstanding anything
                 ---------------------------------
contained herein to the contrary, this instrument has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity, or any beneficial owner of the Trust, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of any duties or obligations of the Trust hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          GREEN TREE MANUFACTURED
                                          HOUSING NET INTEREST MARGIN
                                          FINANCE CORP. I


                                          By
                                             -------------------------
                                            Its
                                                ----------------------


                                          GREEN TREE SECURITIZED NET
                                          INTEREST MARGIN TRUST 1994-A
                                            By Wilmington Trust Company, not
                                            in its individual capacity but
                                            solely as Trustee


                                          By
                                             -------------------------
                                            Its
                                                ----------------------



Acknowledged by:                          GREEN TREE FINANCIAL CORPORATION


                                          By
                                             -------------------------
                                            Its
                                                ----------------------

                                 APPENDIX I
                               GUARANTEE FEES

                                         Designation of
                 Pooling and Servicing   Asset in Pooling
Transaction      Agreement               and Servicing
Name             (or other Agreement     Agreement             Stated Payee
- -----------      ---------------------   ----------------      ------------
GTFC 1993-3      September 1, 1993       Guarantee Fee         Green Tree

GTFC 1993-2      June 1, 1993            Guarantee Fee         Green Tree

GTFC 1993-1      March 1, 1993           Guarantee Fee         Green Tree

GTFC 1992-2      December 1, 1992        Guarantee Fee         Green Tree

GTFC 1992-1      September 1, 1992       Guarantee Fee         Green Tree

MLMI 1990G       September 1, 1990       Guarantee Fee         Green Tree

MLMI 1990D       June 1, 1990            Collateral Guarantee  Green Tree
                                         Fee

MLMI 1990B       March 1, 1990           Collateral Guarantee  Green Tree
                                         Fee

MLMI 1989H       December 1, 1989;       Limited Guarantee     MaHCS
                 amended January 29,     Fee
                 1990; June 20, 1990;
                 February 13, 1992

MLMI 1989F       October 1, 1989;        Limited Guarantee     Green Tree
                 amended                 Fee
                 February __, 1994

MLMI 1988E       March 1, 1988; amended  Limited Guarantee     Green Tree
                 February __, 1994       Fee

MLMI 1987C       December 1, 1987;       Limited Guarantee     Green Tree
                 amended May 6, 1991;    Fee
                 February 13, 1992

MLMI 1987B       October 1, 1987;        Limited Guarantee     Green Tree
                 amended May 6, 1991;    Fee
                 February 13, 1992;
                 February __, 1994

GT Trust 1987-B  June 1, 1987; amended   Limited Guarantee     Green Tree
                 July 22, 1987; July 30,  Fee
                 1987; May 6, 1991;
                 February 13, 1992;
                 February __, 1994

GT Trust 1987-A  March 1, 1987;          Limited Guarantee     Green Tree
                 amended May 6, 1991;    Fee
                 February 13, 1992;
                 February __, 1994

                                 APPENDIX II
                               SERVICING FEES

                 Pooling and
Transaction      Servicing                Servicing      Excess
Name             Agreement                Fee            Servicing Fee
- -----------      -----------              ---------      -------------
GTFC 1993-4      December 1, 1993           1.00%            0.50%

GTFC 1993-3      September 1, 1993          1.00%            0.50%

GTFC 1993-2      June 1, 1993               1.00%            0.50%

GTFC 1993-1      March 1, 1993              1.00%            0.50%

GTFC 1992-2      December 1, 1992           1.00%            0.50%

GTFC 1992-1      September 1, 1992          1.00%            0.50%

MLMI 1992D       June 1, 1992               1.00%            0.50%

MLMI 1992B       March 1, 1992              1.00%            0.50%

MLMI 1991I       December 1, 1991           1.00%            0.50%

MLMI 1991G       September 1, 1991          1.00%            0.50%

MLMI 1991D       June 1, 1991, amended      1.00%            0.50%
                 February 13, 1992

MLMI 1991B       March 1, 1991              1.00%            0.50%

MLMI 1990I       December 1, 1990           1.00%            0.50%

MLMI 1990G       September 1, 1990          1.00%            0.50%

MLMI 1990D       June 1, 1990               1.00%            0.50%

MLMI 1990B       March 1, 1990              1.00%            0.50%

MLMI 1989H       December 1, 1989;          1.00%            0.50%
                 amended January 29,
                 1990; June 20, 1990;
                 February 13, 1992

MLMI 1989F       October 1, 1989; amended   1.00%            0.50%
                 February __, 1994

MLMI 1989D       June 1, 1989               1.00%            0.50%

MLMI 1989B       March 1, 1989              1.00%            0.50%

MLMI 1988X       December 1, 1988           1.00%            0.50%

MLMI 1988Q       September 1, 1988          1.00%            0.50%

MLMI 1988H       June 1, 1988               1.00%            0.50%

MLMI 1988E       March 1, 1988; amended     1.00%            0.50%
                 February __, 1994

MLMI 1987C       December 1, 1987;          1.00%            0.50%
                 amended May 6, 1991;
                 February 13, 1992;
                 February __, 1994

MLMI 1987B       October 1, 1987;           1.00%            0.50%
                 amended May 6, 1991;
                 February 13, 1992;
                 February __, 1994

GT Trust 1987-B  June 1, 1987; amended      1.50%            1.00%
                 July 22, 1987; July 30,
                 1987; May 6, 1991;
                 February 13, 1992;
                 February __, 1994

GT Trust 1987-A  March 1, 1987;             1.50%            1.00%
                 amended May 6, 1991;
                 February 13, 1992;
                 February __, 1994

                                APPENDIX III
                                 GNMA POOLS

[Listing of each GNMA Pool]

                                    III-1